UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2007, in connection with a private placement of our securities, we entered into a Securities Purchase Agreement and a Registration Rights Agreement with David Platt, Ph.D., our Chief Executive Officer, the initial purchaser of the offered securities, who purchased 100,000 Units of offered securities for $100,000 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Purchase Agreement describe the offered securities as a unit (a “Unit”), priced at $1.00 per Unit, comprised of (i) one share of our Series A 12% Convertible Preferred Stock (the “Preferred Stock”); (ii) a Common Stock Purchase Warrant exercisable for $1.50 to purchase one share of our common stock (the “Common Stock”); and (iii) a Common Stock Purchase Warrant exercisable for $2.00 to purchase one share of our common stock. The terms of the Preferred Stock are described in Item 5.02 of this report.

Each warrant is exercisable solely for cash beginning 181 days after, and until the fourth anniversary of, its issue date. The exercise price of each warrant is adjustable in the event of a stock split or stock combination, capital reorganization or similar event, or a merger, sale of substantially all our stock or assets or other business combination in which our company is not the surviving entity. Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 6 months after the closing of the offering in order to register the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the warrants.

The foregoing summary is qualified in its entirety by reference to, as applicable, the Securities Purchase Agreement, the Registration Rights Agreement and the Common Stock Purchase Warrants, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02. On October 8, 2007 we issued and sold 100,000 Units of offered securities for $100,000 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The terms of conversion of the Preferred Stock and exercise rights of the warrants that comprise the Units described in Item 5.03 and Item 1.01, respectively, of this report are incorporated by reference into this Item 3.02. The offer and sale of the securities described in Item 1.01 was made to an “accredited investor,” as defined in Rule 501 under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.03.	Amendments to Articles of Incorporation; Change in Fiscal Year

For purposes of the private placement of securities disclosed in Items 1.01 and 3.02 of this report, our Board of Directors by resolution effective as of October 5, 2007 designated 5,000,000 shares of our undesignated capital stock as “Series A 12% Convertible Preferred Stock.” We filed a “Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock” with the Nevada Secretary of State on October 5, 2007. The Certificate of Designation, among other things, provides that: (i) the Preferred Stock accrues interest at 12% per annum payable, at our option, in cash or shares of Common Stock valued per share at the higher of $1.00 or 100% of the value weighted average price of our shares of Common Stock for the 20 consecutive trading days prior to the applicable dividend payment date; (ii) each share of Preferred Stock is entitled to one vote on matters presented to stockholders for action; (iii) each share of the Preferred Stock is convertible any time at the option of the holder to one share of Common Stock, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event; and (iv) we have the right to require conversion if the closing price of the Common Stock exceeds $3.00 for 15 consecutive trading days and a registration statement covering the resale of the shares of Common Stock issuable upon such mandatory conversion is then in effect.

The foregoing summary is qualified in its entirety by the Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock which is filed as Exhibit 3.2 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3.1	Articles of Organization (filed as Exhibit 3.1 to Form 10-SB filed on June 6, 2001 (file no. 000-32877) and incorporated herein by reference).

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock.

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Common Stock Purchase Warrant ($1.50 exercise price)

10.4	Form of Common Stock Purchase Warrant ($2.00 exercise price)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: October 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Organization (filed as Exhibit 3.1 to Form 10-SB filed on June 6, 2001 (file no. 000-32877) and incorporated herein by reference).

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock.

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Common Stock Purchase Warrant ($1.50 exercise price)

10.4	Form of Common Stock Purchase Warrant ($2.00 exercise price)